UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, the Board of Directors of Second Sight Medical Products, Inc. (the “Company” or “Second Sight”) appointed Stephen Okland, Commercial Vice President, U.S. and Canada, as the Company’s Chief Commercial Officer and increased his annual base salary from $267,800 to $282,800 and granted him options to purchase 50,000 shares of common stock under the Company’s 2011 Equity Incentive Plan. The options have an exercise price of $2.05 per share, which was the closing price of Company’s common stock as reported by Nasdaq on the date of grant, May 16, 2018.  The options have a 10-year term and vest 25% on the one year anniversary of the grant date and 6.25% each calendar quarter thereafter until fully vested subject to continuous employment with the Company.

ITEM 5.07. Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders of Second Sight was held on May 16, 2018 in Los Angeles, California. Holders of 43,752,811 shares of common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of Second Sight at the annual meeting. The proposals acted upon by the stockholders are described in detail in Second Sight's Proxy Statement which was filed with the Securities and Exchange Commission on April 13, 2018.

Proposal 1: The stockholders elected each of the five director nominees to the Board of Directors of the Company to serve until the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Will McGuire	23,377,603	136,247	46,491	20,192,470
William J. Link	22,970,884	187,604	401,853	20,192,470
Gregg Williams	23,029,563	155,646	375,132	20,192,470
Aaron Mendelsohn	23,274,641	153,723	131,977	20,192,470
Matthew Pfeffer	23,112,043	165,154	283,144	20,192,470

Proposal 2: The stockholders approved an amendment to the 2011 Equity Incentive Plan (“Plan”) to increase the maximum number of shares of common stock that may be issued under the Plan to 12 million shares, as follows:

For	Against	Abstentions	Broker Non-Votes
22,301,734	1,169,910	88,697	20,192,470

Proposal 3: The stockholders approved an amendment to Second Sight's 2015 Employee Stock Purchase Plan to increase the maximum stated number of shares of common stock which may be issued under the plan to 1,550,000 shares and increase annual evergreen amount to 500,000 shares, as follows:

For	Against	Abstentions	Broker Non-Votes
22,770,839	689,040	100,462	20,192,470

Proposal 4: The stockholders ratified the appointment of Gumbiner Savett Inc. as Second Sight’s independent registered public accounting firm for the year ending December 31, 2018, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,802,247	730,545	220,019	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer